Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer of HQ Sustainable Maritime Industries, Inc. (the “Company”), certifies that, to his knowledge on the date of this certification:

1.	This Annual Report on Form 10–K of the Company for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certifications are made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and shall not be relied upon for any other purpose.

Dated: March 15, 2010

/s/ Norbert Sporns
Norbert Sporns
Chief Executive Officer